UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2013

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

President Compensation Agreement

On May 17, 2013, the Compensation Committee of the Board of Directors of Silicon Laboratories Inc. (“Silicon Laboratories”) approved the terms of compensation for its President, Bill Bock. The Committee approved the following compensation for Mr. Bock, upon the effective date of his appointment: (a) an annual base salary of $375,000, (b) an annual target bonus as a percentage of his base salary of 100% under the 2013 Bonus Plan, (c) a grant of 35,000 Restricted Stock Units (the “RSU Award”) that shall vest as follows: 50% on June 30, 2015 and 50% on June 30, 2016, contingent upon Mr. Bock’s continued service as an employee of Silicon Laboratories through each such date, and (d) a grant of 25,000 Market Stock Units (the “MSU Award”) that shall vest on July 31, 2016, contingent upon his continued service as an employee of Silicon Laboratories through such date. The actual number of shares to be awarded pursuant to MSU Award shall be determined based upon the performance of Silicon Laboratories’ stock price relative to the Philadelphia Semiconductor Sector Total Return Index over a three year period commencing as of July 1, 2013 (the “Performance Period”). Bonuses paid to Mr. Bock will be pro rated according to the time he was employed by Silicon Laboratories during the applicable period.

Following Mr. Bock’s termination of service as an employee (such date of termination, the “Termination Date”) and contingent upon his continued service as a member of Silicon Laboratories’ Board of Directors, he will:

(a) be granted an additional award of Restricted Stock Units with a grant date value as of the Termination Date equal to $12,500 multiplied by the number of months remaining until the first annual stockholders meeting following the Termination Date (with partial months rounded up) and such grant would vest in a lump sum on the date of the first annual stockholders meeting following such Termination Date;

(b) be entitled to a cash payment with respect to each Eligible RSU Award equal to (i) the Fair Market Value of a share of Silicon Laboratories’ common stock on the Termination Date multiplied by (ii) the number of unvested Restricted Stock Units subject to such Eligible RSU Award that would have vested within 12 months of the Termination Date multiplied by (iii) a fraction equal to the number of months (with partial months rounded up) that he has served as an employee between the later of the effective date of grant of the Eligible RSU Award or the last vesting date of such Eligible RSU Award (such later date, the “Starting Date”) and the Termination Date divided by the total number of months between the Starting Date and the applicable scheduled vesting date; and

(c) be entitled to a cash payment with respect to each Eligible MSU Award equal to (i) the Fair Market Value of a share of Silicon Laboratories’ common stock on the Termination Date multiplied by (ii) the Target Number of Units subject to such Eligible MSU Award multiplied by (iii) a fraction equal to the number of months (with partial months rounded up) that he has served as an employee since the beginning of the applicable Performance Period divided by the total number of months in the Performance Period multiplied by the Relative Return Factor.  For purpose of this calculation, the ending date of the Performance Period shall be the Termination Date.

The term “Eligible RSU Award” shall mean the RSU Award and any future award of Restricted Stock Units, but shall not include any currently outstanding award of Restricted Stock Units.

The term “Eligible MSU Award” shall mean the MSU Award and any future award of Market Stock Units, but shall not include any currently outstanding award of Market Stock Units.

Furthermore, the general requirement that a non-employee director must not have been employed by Silicon Laboratories for at least 6 months prior to the date of an annual stockholders meeting in order to receive the $150,000 Restricted Stock Unit grant shall not be applicable to Mr. Bock (for clarity, Mr. Bock must still be a non-employee director on the date of such meeting in order to receive such grant).

In connection with the approval of the foregoing compensation, Mr. Bock and Silicon Laboratories entered into a compensation agreement (the “President Compensation Agreement”). The President Compensation Agreement is attached hereto as Exhibit 10.1 and the terms thereof are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2013, Silicon Laboratories issued a press release announcing the promotions of Bill Bock as President and John Hollister as Chief Financial Officer and Senior Vice President effective as of June 30, 2013.

Mr. Bock, age 62, has served Silicon Laboratories as interim Chief Financial Officer since February 2013. He served as Chief Financial Officer from November 2006 to July 2011, and Senior Vice President of Finance and Administration through December 2011. Mr. Bock joined Silicon Laboratories as a director in March 2000, and served as Chairman of the audit committee until November 2006 when he stepped down from the Board of Directors to assume the CFO role. He has served as a director of Silicon Laboratories since he rejoined the Board of Directors in July of 2011. From 2001 to 2006, Mr. Bock participated in the venture capital industry, principally as a partner with CenterPoint Ventures. Before his venture career, Mr. Bock held senior management positions with three venture-backed companies: DAZEL Corporation, Tivoli Systems, and Convex Computer Corporation. Mr. Bock began his career with Texas Instruments. Mr. Bock served on the Board of Directors of Convio, Inc., from January 2008 until its sale to Blackbaud Inc. in April 2012. Mr. Bock currently serves on the Board of Directors of Entropic Communications and is a member of their Audit Committee. Mr. Bock also serves as an independent business consultant to Foros Group, a mergers and acquisitions advisory firm, and several private technology companies. Mr. Bock holds a B.S. in Computer Science from Iowa State University and an M.S. in Industrial Administration from Carnegie Mellon University. Mr. Bock will continue to serve on Silicon Laboratories’ Board of Directors.

Mr. Hollister, age 43, has served Silicon Laboratories as Vice President, Business Development since April 2012, and has also served as Chief Information Officer since November 2012. Mr. Hollister served as Vice President, Manufacturing and Asia Operations from November 2009 to April 2012. From April 2007 to October 2009, he was Managing Director, Asia Operations. Mr. Hollister joined Silicon Laboratories in 2004 and held finance management positions until April 2007. Prior to joining Silicon Laboratories, Mr. Hollister’s experience included Vice President of Finance at Cicada Semiconductor as well as various finance positions at Cirrus Logic, Veritas DGC, 3-D Geophysical and PricewaterhouseCoopers LLP. Mr. Hollister is a CPA and has a master’s degree in Accounting and a bachelor’s degree in Business Administration from the University of Texas, Austin McCombs School of Business.

On May 17, 2013, the Compensation Committee of the Board of Directors of Silicon Laboratories approved the terms of compensation for its Chief Financial Officer, John Hollister. The Committee approved the following compensation for Mr. Hollister, upon the effective date of his appointment: (a) an annual base salary of $300,000, (b) an annual target bonus as a percentage of his base salary of 75% under the 2013 Bonus Plan, (c) a grant of 15,000 Restricted Stock Units that shall vest as follows: one-third on June 30, 2014, one-third on June 30, 2015 and one-third on June 30, 2016, contingent upon his continued service through each such date, and (d) a grant of 20,000 Market Stock Units (“MSUs”) that shall vest on July 31, 2016, contingent upon his continued service. The actual number of shares to be awarded pursuant to MSUs shall be determined based upon the performance of Silicon Laboratories’ stock price relative to the Philadelphia Semiconductor Sector Total Return Index over a three year period commencing as of July 1, 2013.

The press release announcing the appointments of Mr. Bock and Mr. Hollister is attached hereto as Exhibit 99.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Compensation Agreement dated May 23, 2013 between Silicon Laboratories Inc. and William G. Bock

99	Press release of Silicon Laboratories Inc. dated May 23, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

May 23, 2013	/s/ William G. Bock

Date	William G. Bock
Senior Vice President and Chief
Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Compensation Agreement dated May 23, 2013 between Silicon Laboratories Inc. and William G. Bock

99	Press release of Silicon Laboratories Inc. dated May 23, 2013